UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2008

PANTERA PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52506

(Commission File Number)

98-0440762

(IRS Employer Identification No.)

111 Congress Avenue, Suite 400, Austin, Texas 78701

(Address of principal executive offices and Zip Code)

512.391.3868

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Second Amending Agreement

On August 11, 2008, we entered into a letter agreement with Lakehills Production, Inc., whereby we agreed to purchase from Lakehills Production certain of its interests in the Baker 80 Lease located in Pecos County, Texas, in consideration for $726,000 to be paid according to the following schedule:

(a)	$150,000 on or before August 11, 2008 for a 15.66% working interest;

(b)	$200,000 on or before August 20, 2008 for an additional 27.55% working interest;
(c)	$376,000 on or before September 30, 2008 for an additional 51.79% working interest.

In the event that we make less than the full amount of any of the payments required to earn the allotted working interest, we will be entitled to receive a percentage of such working interest.

Please review the letter agreement, attached hereto as Exhibit 10.1, for a complete description of all of the terms and conditions of the letter agreement.

Subscription Agreements

On August 11, 2008 and August 18, 2008, we entered into subscription agreements with two accredited investors whereby we issued 1,500,000 units, at a price of $0.20 per unit, for aggregate proceeds of $300,000. Each unit consists of one common share in the capital of our company and certain oil and gas net revenue interests received from the Baker 80 Lease, payable as follows:

(a)	each subscriber will receive a pro rata portion of 51% of our net revenue interests from the Baker 80 Lease up to an amount equal to 150% of the subscription proceeds from that subscriber; and
(b)

thereafter, on the condition that we receive an aggregate of $2,500,000 from the sale of units to all subscribers, each subscriber will receive a pro rata portion of 8% of our net revenue interests from the Baker 80 Lease.

Please review the form of subscription agreement, attached hereto as Exhibit 10.2, for a complete description of all of the terms and conditions of the subscription agreement.

On August 11, 2008, we entered into a subscription agreement with a non-U.S. person (as that term is defined in Regulation S under the Securities Act) whereby we issued 250,000 units, at a price of $0.20 per unit, for aggregate proceeds of $50,000. Each unit consists of one common share in the capital of our company and certain oil and gas net revenue interests received from the Baker 80 Lease, payable as follows:

(a)	each subscriber will receive a pro rata portion of 51% of our net revenue interests from the Baker 80 Lease up to an amount equal to 150% of the subscription proceeds from that subscriber; and
(b)

thereafter, on the condition that we receive an aggregate of $2,500,000 from the sale of units to all subscribers, each subscriber will receive a pro rata portion of 8% of our net revenue interests from the Baker 80 Lease.

Please review the form of subscription agreement, attached hereto as Exhibit 10.3, for a complete description of all of the terms and conditions of the subscription agreement.

Item 3.02 Unregistered Sales of Equity Securities

On August 11, 2008 and August 18, 2008, we entered into subscription agreements with two accredited investors whereby we issued 1,500,000 units, at a price of $0.20 per unit, for aggregate proceeds of $300,000. Each unit consists of one common share in the capital of our company and certain oil and gas net revenue interests received from the Baker 80 Lease as described above.

We issued the 1,500,000 units, including the 1,500,000 shares of our common stock, to two accredited investors in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

On August 11, 2008, we entered into a subscription agreement with a non-U.S. person (as that term is defined in Regulation S under the Securities Act of 1933) whereby we issued 250,000 units, at a price of $0.20 per unit, for aggregate proceeds of $50,000. Each unit consists of one common share in the capital of our company and certain oil and gas net revenue interests received from the Baker 80 Lease as described above.

We issued the 250,000 units, including the 250,000 shares of our common stock, in an offshore transaction to a non-U.S. Person (as that term is defined in Regulation S under the Securities Act), in reliance upon Regulation S and/or Section 4(2) of the Securities Act.

Item 9.01   Finanical Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Letter Agreement dated August 11, 2008 between our company and Lakehills Production, Inc.
10.2	Form of Subscription Agreement (U.S. persons)
10.3	Form of Subscription Agreement (non-U.S. persons)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANTERA PETROLEUM INC.

/s/ Chris Metcalf

Chris Metcalf

Chief Executive Officer,

President and Director

Date: August 21, 2008

CW2068820.1